EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

Silverleaf Resorts, Inc.
Dallas, Texas

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2004, relating to the consolidated financial statements of Silverleaf Resorts, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

     We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO SEIDMAN, LLP

Dallas, Texas
August 23, 2004